================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------



                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 23, 2003

                        GREEN POWER ENERGY HOLDINGS CORP.
             (Exact name of registrant as specified in its charter)


        Delaware                   0-65768                     76-0672297
(State of incorporation)         (Commission                (I.R.S. Employer
                                 File Number)             Identification Number)


          3212 Wickford Drive
       Wilmington, North Carolina                                28409
(Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (910) 392-7690




================================================================================

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of the Business Acquired. The audited financial statements of Green Power Energy Holdings L.L.C.(now doing business as Green Power Energy Holdings Corp.) and related subsidiary required by this Item 7(a) are attached following the signature page of this Current Report.

         (b) Pro Forma Financial Information (Unaudited). The pro forma financial statements required by this Item 7(b) were previously filed as part of the Registrant's Current Report on Form 8-K as filed with the Commission on May 6, 2003.

         (c) Exhibits

             23.1     Consent of Watts & Scobie, CPA's dated July 3, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on July 3, 2003 on its behalf by the undersigned, thereto duly authorized.

                                        GREEN POWER ENERGY HOLDINGS CORP.


                                        By:         /s/ Wayne Coverdale
                                           -------------------------------------
                                        Wayne Coverdale, Chief Executive Officer
                                        and President

                        GREEN POWER ENERGY HOLDINGS, LLC
                                 AND SUBSIDIARY

                              FINANCIAL STATEMENTS
                                       AND
                                AUDITORS' REPORT

                         PERIOD ENDED DECEMBER 31, 2002

Officers and Members
Green Power Energy Holdings, LLC
Wilmington, NC



                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

We have audited the accompanying consolidated balance sheet of Green Power Energy Holdings, LLC (a Delaware limited liability company) and Subsidiary as of December 31, 2002, and the related consolidated statements of operations and members' equity (deficit) and cash flows for the period from inception (May 20, 2002) to December 31, 2002. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Green Power Energy Holdings, LLC and Subsidiary as of December 31, 2002, and the results of their operations and their cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company has an immediate but unresolved need to obtain significant long-term financing that raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to this matter is also described in Note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                     WATTS & SCOBIE, CPAs

                                                      /s/ WATTS & SCOBIE
                                                     --------------------
June 20, 2003

                 Green Power Energy Holdings, LLC and Subsidiary

                           CONSOLIDATED BALANCE SHEET

                                December 31, 2002

                                     ASSETS
CURRENT ASSETS:
  Cash                                                              $    43,546
  Trade accounts receivable                                             188,332
  Loan receivable                                                        90,210
  Inventory                                                             150,706
  Prepaid expenses                                                      306,625
                                                                    -----------
          Total current assets                                          779,419
                                                                    -----------

PROPERTY AND EQUIPMENT, NET:
  Plant                                                               5,305,861
  Machinery and equipment                                               214,742
  Office equipment and vehicles                                          53,781
                                                                    -----------
          Total                                                       5,574,384
  Less accumulated depreciation                                          83,902
                                                                    -----------
          Net property and equipment                                  5,490,482
                                                                    -----------

OTHER ASSETS                                                            290,100
                                                                    -----------

          Total assets                                              $ 6,560,001
                                                                    ===========


                   LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Installment notes payable                                         $   172,686
  Accounts payable                                                      666,464
  Other current liabilities                                              60,483
  Payable to Cogentrix of North Carolina, Inc.                        6,478,793
  Payable to MIG, LLC                                                   500,000
                                                                    -----------
          Total current liabilities                                   7,878,426
                                                                    -----------

MINORITY INTEREST IN SUBSIDIARY                                            --

COMMITMENTS AND CONTINGENCIES                                              --

MEMBERS' EQUITY (DEFICIT)                                            (1,318,425)
                                                                    -----------

Total liabilities and members' equity (deficit)                     $ 6,560,001
                                                                    ===========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS CONSOLIDATED FINANCIAL STATEMENT.

                 Green Power Energy Holdings, LLC and Subsidiary
                    CONSOLIDATED STATEMENT OF OPERATIONS AND
                            MEMBERS' EQUITY (DEFICIT)
      For the period May 20, 2002 (Date of Inception) to December 31, 2002

OPERATING REVENUES:
  Electric                                                          $    13,640
  Steam                                                                 680,312
                                                                    -----------
          Total revenues                                                693,952
                                                                    -----------

OPERATING EXPENSES:
  Fuel                                                                  584,475
  Employee compensation and payroll taxes                               427,666
  Operations and maintenance                                            360,956
  General and administrative                                            620,274
  Depreciation                                                           83,902
  Interest and amortization of debt discount                            135,104
                                                                    -----------
          Total operating expenses                                    2,212,377
                                                                    -----------

LOSS BEFORE MINORITY INTEREST                                        (1,518,425)

MINORITY INTEREST IN SUBSIDIARY LOSS                                     72,000
                                                                    -----------

NET LOSS                                                             (1,446,425)

CAPITAL CONTRIBUTIONS                                                   128,000
                                                                    -----------

MEMBERS' EQUITY (DEFICIT) AT END OF PERIOD                          $(1,318,425)
                                                                    ===========




THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS CONSOLIDATED FINANCIAL STATEMENT.

                 Green Power Energy Holdings, LLC and Subsidiary
                    CONSOLIDATED STATEMENT OF CASH FLOWS
      For the period May 20, 2002 (Date of Inception) to December 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                            $(1,446,425)
    Adjustments to reconcile net loss
    to net cash used by operating activities:
       Depreciation                                                      83,902
       Amortization of debt discount                                    113,259
       Minority interest in subsidiary loss                             (72,000)
    Changes in assets and liabilities:
       Trade accounts receivable (increase) decrease                   (188,332)
       Inventory (increase) decrease                                    246,837
       Prepaid expenses (increase) decrease                             (63,050)
       Other assets (increase) decrease                                   1,937
       Accounts payable increase (decrease)                             514,808
       Other current liabilities increase (decrease)                     20,030
                                                                    -----------
    Net cash used by operating activities                              (789,034)
                                                                    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments on acquisition of subsidiary                                  (300,000)
Acquisition of property and equipment                                   (15,982)
Loans made                                                              (90,210)
                                                                    -----------
    Net cash used by investing activities                              (406,192)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash received in acquisition of Cogentrix Eastern Carolina, LLC         538,772
Capital contributions                                                   200,000
Proceeds from MIG, LLC loan                                             500.000
                                                                    -----------
    Net cash provided by financing activities                         1,238,772
                                                                    -----------

CASH AT END OF PERIOD                                               $    43,546
                                                                    ===========
SUPPLEMENTAL DISCLOSURES:
Interest paid                                                       $     2,845
                                                                    ===========

Income taxes paid                                                   $      --
                                                                    ===========
Non-cash investing and financing activities:
    Purchase of insurance via installment debt                      $   213,139
                                                                    ===========

    Acquisition of Cogentrix Eastern Carolina, LLC
    Cash                                                            $   538,772
    Other current assets                                                377,977
    Property and equipment                                            5,832,680
    Other assets                                                        342,039
    Current liabilities assumed                                        (151,656)
                                                                    -----------
    Total                                                             6,939,812
    Cash payments                                                      (300,000)
                                                                    -----------
    Payable to Cogentrix of North Carolina, Inc.                    $ 6,639,812
                                                                    ===========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS CONSOLIDATED FINANCIAL STATEMENT.

                 Green Power Energy Holdings, LLC and Subsidiary
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

          Nature of Operations. Green Power Energy Holdings, LLC (the Company) operates a facility in Kenansville, North Carolina for the cogeneration of electricity and steam. All sales are made to two customers, Progress Energy Company and Guilford Mills, Inc.

          Principles of Consolidation and Minority Interest. The consolidated financial statements include the accounts of Green Power Energy Holdings, LLC and its 90% owned subsidiary, Green Power Kenansville, LLC, formerly Cogentrix Eastern Carolina, LLC. All material intercompany transactions have been eliminated in consolidation.

          The remaining 10% interest in Green Power Kenansville, LLC is owned by MIG, LLC. A member of Green Power Energy Holdings, LLC is also a 28% member of MIG, LLC. Consequently, for purposes of consolidation, only that portion which is not under common ownership (72% of MIG, LLC) is reflected as a minority interest. Losses applicable to this minority interest have been limited to the minority interest investment in the members' equity of the subsidiary of $72,000. Consequently, there is no amount to reflect as minority interest in the balance sheet.

          Cash Equivalents. The Company considers all highly-liquid investments with an original maturity of three months or less to be cash equivalents.

          Inventories. Inventories consist of coal and other fuels, which are stated at the lower of first-in, first-out cost or market.

          Property and Depreciation. Property and equipment is stated at cost. Expenditures for major renewals and betterments that extend the useful lives of the assets are capitalized. Maintenance and repairs are charged to expense as incurred.

          Depreciation is computed using the straight-line method over the estimated remaining useful lives of the related assets, as follows:

                 Plant                                          25 years
                 Machinery and equipment                        5-7 years
                 Office equipment and vehicles                  3-7 years

          Other Assets. Other assets consist principally of repair parts for the plant machinery and equipment. These items are classified as non-current because there is no certainty that they will be used within the coming year.

          Income taxes. No federal or state income taxes are payable by the Company. Instead, the Company's members are to report their shares of the Company's taxable income on their respective individual income tax returns.

                 Green Power Energy Holdings, LLC and Subsidiary
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):
     ------------------------------------------------------

          The income tax accounting for certain transactions differs from the accounting methods used for financial statement purposes. Accordingly, the net income or loss of the Company and the resulting balances in the members' equity accounts for income tax purposes may differ from the amounts reported for financial statement purposes.

          Allowance for doubtful accounts. Due to the limited number of customers, uncollectible amounts, if any, are determined and adjusted monthly. There were no uncollectible amounts at year end and no amounts were written off during the period then ended.

          Advertising. The Company expenses all advertising costs as incurred. There were no significant advertising costs for the period ended December 31, 2002.

          Tipping fees. Revenues from tipping fees will be recognized as the related materials (waste wood and shredded tires) are received and consumed. The tipping fees related to all such materials not yet consumed will be treated as deferred income.

          Long-lived assets. Impairment of long-lived assets is recorded when indicators of such impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying value.

          Environmental remediation and compliance. Environmental remediation and compliance costs are accrued based on estimates of known environmental exposures. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the costs can be reasonably estimated.

          Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from these estimates.

2.   LOAN RECEIVABLE:
     ---------------


          The Company has advanced funds to an unrelated company to assist it in developing sources of wood fuels which could be used by the Company in its cogeneration process. Subsequent to year end, $50,000 of the loan was repaid. The balance is due on demand and is believed to be fully collectible.

3.   PREPAID EXPENSES:
     ----------------

          Prepaid expenses consist principally of insurance premiums, which are amortized over the periods covered by the respective insurance policies.

                 Green Power Energy Holdings, LLC and Subsidiary
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.   ASSET ACQUISITION AND DEBT DISCOUNT:
     -----------------------------------

          In September 2002, the Company acquired Cogentrix Eastern Carolina, LLC from its parent corporation, Cogentrix of North Carolina, Inc. The purchase method was used to account for the acquisition and the purchase price was allocated as follows:

                 Cash                               $   538,772
                 Inventory                              347,541
                 Prepaid expenses                        30,436
                 Property and equipment               5,832,680
                 Other assets                           342,039
                 Liabilities assumed                   (151,656)
                                                    -----------
                 Net acquisition cost               $ 6,939,812
                                                    ===========


          The Company paid $300,000 of the total cost in cash. All the assets acquired were pledged under an asset purchase security agreement requiring additional payments of $400,000 in April 2003 and $6,239,812 in June 2003. The April payment was made on schedule, funded by an additional advance from MIG, LLC. (See also note 8).

          The additional payments due were non-interest bearing. Consequently, these amounts have been discounted at a 6% annual rate. The resulting discount, $274,278, has been applied to reduce the cost of the property and equipment listed above. Amortization of the discount for 2002 was $113,259. The remainder, $161,019, is reflected as a reduction in the amount due to Cogentrix of North Carolina, Inc. at December 31, 2002.

5.   INSTALLMENT NOTES PAYABLE:
     -------------------------

     The Company has two insurance premium financing arrangements, as follows:

                 Commercial property and liability premium
                 due in monthly payments of $21,121 through
                 August 2003, including interest at 5.5%                $144,872

                 Worker's compensation premium, due in
                 monthly payments of $3,235 through
                 June 2003, including interest at 11.1%                   27,814
                                                                        --------
                       Total                                            $172,686
                                                                        ========


                 Interest expense on these notes for 2002 was $2,845.

                 Green Power Energy Holdings, LLC and Subsidiary
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.   RETIREMENT PLAN:
     ---------------

          The Company has adopted a 401 (k) profit-sharing plan that covers all employees over the age of 21 who have completed one-half year of service, as defined. The service and age requirements were waived for all otherwise eligible employees employed on December 31, 2002. Employees may elect to defer up to the maximum percentage of salary allowed by law. The Company may also make discretionary matching contributions as determined annually. No matching contributions were made for 2002.

7.   START UP EXPENSES:
     -----------------

          The Company has incurred legal, consulting and other costs related to its initial business investigation, feasibility studies, investigation of possible supply sources and financing opportunities, and general contract review as well as the initial organizational activities. These costs totaled approximately $390,000 and are included in general and administrative expenses in the accompanying consolidated statement of income and members' equity.

8.   RELATED PARTY TRANSACTIONS:
     --------------------------

          As of December 31, 2002, MIG, LLC had advanced the Company $500,000. This amount was non-interest bearing but interest has been accrued through December 31, 2002 at an annual rate of 12%. This accrual may be converted to a capital contribution in 2003. As indicated in Note 4, MIG, LLC advanced an additional $400,000 in April 2003. At that time, the entire $900,000 advance was replaced by a promissory note bearing interest at 12%, with two annual principal and interest payments beginning in February 2004.

          The Company's primary legal counsel is also an officer of the Company. During 2002, the Company incurred $230,000 for the legal services of his firm with respect to formation of the Company, negotiation of long-term supply contracts, customer contracts and leases, acquisition of the Subsidiary, arrangements for long-term financing, etc. Although some or all of these legal services may benefit the Company in future years, there is no assurance of this result, and therefore management has elected to record the entire $230,000 as current expense for 2002. None of this amount had been paid at December 31, 2002 and no interest has been accrued on this debt.

9.   CONCENTRATIONS OF CREDIT RISK:
     -----------------------------

          Financial instruments that potentially subject the Company to credit risk consist principally of temporary cash investments and trade accounts receivable. The Company maintains its cash balances in one financial institution. Consequently, cash deposits in excess of the federally insured limit are subject to the risk that the institution will not pay when the cash is requested. There were no excess deposits at December 31, 2002.

                 Green Power Energy Holdings, LLC and Subsidiary
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.   CONCENTRATIONS OF CREDIT RISK (CONTINUED):
     -----------------------------------------

          The Company currently has only two customers. The loss of either customer could have a severe impact on the Company's future operations and viability. The Company has contracts for the sale of steam and electricity through 2012. (See Notes 11 and 12).

10.  ENVIRONMENTAL REGULATIONS:
     -------------------------

          The Company's daily operations include activities which are subject to federal and state environmental regulations. Compliance with these regulations has not had, nor does management expect such compliance to have, any material effect on expected capital expenditures, net income, financial position or competitive position of the Company. The Company believes its current practices and procedures comply with the applicable regulations.

11.  LEASES AND OTHER COMMITMENTS:
     ----------------------------

          The Company has various operating leases, as follows:

          Ground lease for plant - $1 per year through March 2012, with automatic renewals for one additional ten-year period and one additional five-year period, unless otherwise agreed to in writing by both parties. The property is leased from Guilford Mills, Inc. (See also Note 12).

          Railroad track lease - $9,000 per year through September 2003, with automatic annual renewals, unless terminated in writing by either party. Upon renewal, the annual lease cost will be increased by an amount based on a Consumer Price Index formula.

          Railroad land lease - $1,740 per year through September 2003, with automatic annual renewals, unless terminated in writing by either party.

          The Company has an exclusive electricity sales contract with Progress Energy Company effective through December 2012. The contract provides for various energy and capacity rates and specifies an annual maximum of energy to be purchased. This contract requires the Company to pay a monthly facilities charge of $20,730.

          The Company has a purchase agreement for coal of a specified quality through November 2003. The agreement establishes minimum and maximum monthly purchases. The Company has also agreed to pay certain costs of a coal procurement service and a fee for coal purchases from suppliers obtained by the procurement service.

                 Green Power Energy Holdings, LLC and Subsidiary
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.  LEASES AND OTHER COMMITMENTS (CONTINUED):
     ----------------------------------------

          The future minimum obligations under the terms of these leases and contracts for the next five years are as follows:

                 2003                         $573,066
                 2004                          248,761
                 2005                          248,761
                 2006                          248,761
                 2007                          248,761

12.  OTHER COMMITMENTS AND CONTINGENCIES:
     -----------------------------------

          The Company has entered into a steam sales contract with Guilford Mills, Inc. through March 2012, with automatic renewals for one additional ten-year period and one additional five-year period, unless otherwise agreed to in writing by both parties. The agreement specifies a minimum/maximum amount of steam to be purchased at a rate adjusted annually based on the percentage increase in the delivered cost of coal.

          The Company also has two wood supply agreements. These agreements provide for the supply of waste wood fuels for which the Company will receive a "tipping fee" of $35-$38 per ton. The agreements will begin upon notice to the suppliers that the Company is prepared to accept delivery and continue for ten years, with an option to renew for an additional ten year period. No deliveries occurred in the year 2002. One of these agreements is with a company controlled by an owner of the Company.

          The Company is party to litigation brought by the bankruptcy trustee of a customer of the facility's former owner. A voidable preference claim for approximately $485,000 was filed by the bankruptcy trustee shortly after the purchase of the plant. The Company's independent bankruptcy counsel believes the case is without merit and will not have a material effect on the Company's results of operations. In addition, without acknowledging any liability or prior knowledge of the claim, the former owner of the plant has agreed to undertake the defense of this claim.

          Under the terms of the Company's facility land lease, it is required to remove all improvements, including machinery and equipment, at the end of the lease term. Management believes that the cost to remove these items cannot be accurately estimated at this time, but will not exceed the salvage value that would be realized from the machinery and equipment.

          In 2003, under recently-enacted laws, the Company received from the Environmental Protection Agency (EPA) certain "emission allowances" for the years 2004-2008 with respect to the nitrous oxide (NOx) emitted by its power generation plant in excess of the base levels set by the EPA. The Company expects that it will be able to operate below the EPA's base NOx levels in those years and has therefore sold its emission allowances to other power companies for approximately $1,700,000. If the Company exceeds the base NOx levels in future years, it may have to repurchase some or all of these allowances.

                 Green Power Energy Holdings, LLC and Subsidiary
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.  SUBSEQUENT EVENTS:
     -----------------

          Subsequent to year end, the Company began implementing a plan to convert the facility from a single fuel source, coal, to a combination of coal, waste wood, and shredded tires. The ultimate cost of the conversion is estimated by management to be approximately $400,000. The Company expended approximately $300,000 on this project during the first five months of 2003.

          On April 23, 2003, Green Power Energy Holding, LLC (GPH) was converted into a regular corporation and merged with Dr. Owl Online, Inc. (OWL), a publicly-held corporation which had no significant assets or business operations. As a result of this merger, the owners of GPH hold 74% of the capital stock of Green Power Holdings Corp., the surviving parent company. This merger is expected to facilitate the Company's access to sufficient capital to provide operational funding and to liquidate the balance due under the asset purchase agreement described in Note 4. (See also Note 14).

14.  GOING CONCERN:
     -------------

          In June 2003, Cogentrix of North Carolina, Inc. agreed to a 30-day extension of the due date for the $6,239,812 payment described in Note 4. Management is negotiating with several financial institutions for long-term financing to replace this debt, and expects to obtain it in time to meet the extended due date but as of the date of this report no firm commitment had been received. Failure to secure new long-term financing would cause the Company to default on its debt to Cogentrix and to create substantial doubt with respect to its ability to continue as a going concern.